NATIONS FUND TRUST

                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES

         The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on August 4, 1993:

         WHEREAS, the Distributor has provided the Board of Trustees with certain information concerning its approach to marketing and distributing funds of the Trust and various methods generally available to investment companies to market and distribute their shares to investors; and

         WHEREAS, the Distributor, on behalf of investment companies for which the Distributor acts or will act in the future as principal underwriter, has received orders dated February 19, 1992 and March 23, 1993, from the Securities and Exchange Commission ("SEC") under Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act") granting an exemption from certain provisions of Sections 18(f)(1), 18(g) and 18(i) of the 1940 Act (the "Order" and the "Amended Order", respectively) which permit the implementation of a distribution structure based on the availability of multiple classes of shares offered to various selected investor groups; and

         WHEREAS, the Distributor has recommended the establishment of ten new investment portfolios, the Nations Equity Index Fund, Nations Short-Term Municipal Income Fund, Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund (the "New Funds"), which are to have the following characteristics:

                  (i) Investor A Shares of the New Funds: to be offered to customers of certain financial institutions and broker-dealers that have entered into a Sales Support Agreement with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing payment of a distribution and shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of the Trust's New Funds that offer shares pursuant to the amended multi-class distribution structure to be subject to an initial sales charge, not to exceed 4.50% of the offering price of the New Funds, and to be subject to certain retail transfer agency fees

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                           (except that Nations Equity Index Fund shall not
                           offer Investor A Shares);

                  (ii) Investor C Shares of the New Funds; to be offered to customers of certain financial institutions and broker-dealers that have entered into a Sales Support Agreement with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing the payment of distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor C Shares offered by the Trust's New Funds; and a Shareholder Servicing Agreement with the Trust authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor C Shares offered by the Trust's New Funds; to be subject to a contingent deferred sales charge, not to exceed 5.00%, on redemptions occurring within six years of purchase of Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund (except that Nations Equity Index Fund shall not offer Investor C Shares);

                  (iii) Trust A Shares: to be offered to customers of certain banks and other financial institutions with respect to the New Funds; and

                  (iv) Trust B Shares: to be offered to customers of certain banks and other financial institutions that have entered into Shareholder Servicing Agreements with the Trust pursuant to a Shareholder Servicing Plan authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Trust B Shares of the New Funds;

                  NOW THEREFORE BE IT:

                  VOTED, that the Multi-Class Distribution Structure described above with respect to the New Funds be, and the same hereby is, determined to be in the best interests of each New Fund and its

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         prospective shareholders and that such amendment be, and the same hereby is, approved; provided, however, that the implementation and operation of the Multi-Class Distribution Structure with respect to the New Funds shall be consistent in all material respects with the Order and the Amended Order; and further

                  VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to each of the New Funds and divided into and classified as a separate class or classes of each New Fund as follows:

                  (i) Nations Equity Index Fund -- Trust A Shares; and Nations Equity Index Fund -- Trust B Shares;

                  (ii) Nations Short-Term Municipal Income Fund -- Investor A Shares; Nations Short-Term Municipal Income Fund -- Investor C Shares; Nations Short-Term Municipal Income Fund -- Trust A Shares; and Nations Short-Term Municipal Income Fund -- Trust B Shares;

                  (iii) Nations Florida Municipal Bond Fund -- Investor A Shares; Nations Florida Municipal Bond Fund -- Investor C Shares; Nations Florida Municipal Bond Fund -- Trust A Shares; and Nations Florida Municipal Bond Fund -- Trust B Shares;

                  (iv) Nations Georgia Municipal Bond Fund -- Investor A Shares; Nations Georgia Municipal Bond Fund -- Investor C Shares; Nations Georgia Municipal Bond Fund -- Trust A Shares; and Nations Georgia Municipal Bond Fund -- Trust B Shares;

                  (v) Nations Maryland Municipal Bond Fund -- Investor A Shares; Nations Maryland Municipal Bond Fund -- Investor C Shares; Nations Maryland Municipal Bond Fund -- Trust A Shares; and Nations Maryland Municipal Bond Fund -- Trust B Shares;

                  (vi) Nations North Carolina Municipal Bond Fund -- Investor A Shares; Nations North Carolina Municipal Bond Fund -- Investor C Shares; Nations North Carolina Municipal Bond Fund -- Trust A Shares; and Nations North Carolina Municipal Bond Fund -- Trust B Shares;

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                  (vii)    Nations South Carolina Municipal Bond Fund --
                           Investor A Shares; Nations South Carolina Municipal Bond Fund -- Investor C Shares; Nations South Carolina Municipal Bond Fund -- Trust A Shares; and Nations South Carolina Municipal Bond Fund -- Trust B Shares;

                  (viii) Nations Tennessee Municipal Bond Fund -- Investor A Shares; Nations Tennessee Municipal Bond Fund -- Investor C Shares; Nations Tennessee Municipal Bond Fund -- Trust A Shares; and Nations Tennessee Municipal Bond Fund -- Trust B Shares;

                  (ix) Nations Texas Municipal Bond Fund -- Investor A Shares; Nations Texas Municipal Bond Fund -- Investor C Shares; Nations Texas Municipal Bond Fund -- Trust A Shares; and Nations Texas Municipal Bond Fund -- Trust B Shares;

                  (x) Nations Virginia Municipal Bond Fund -- Investor A Shares; Nations Virginia Municipal Bond Fund -- Investor C Shares; Nations Virginia Municipal Bond Fund -- Trust A Shares; and Nations Virginia Municipal Bond Fund -- Trust B Shares;

                  VOTED, that consideration received by the Trust for the issue or sale of any class of a particular Fund's Shares (individually a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such Fund" other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular Fund by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class of a Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the Classes of a Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and further

                  VOTED, that each Share of each Class of a Fund shall be charged equally with each Share of all the Classes of such Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such Fund's Shares, except that:

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                  (i)      Expenses related to Investor A Shares' Rule 12b-1
                           Plan attributable to Investor A Shares shall be charged only to such Investor A Shares;

                  (ii) Expenses related to Investor C Shares' Rule 12b-1 Plan and/or Shareholder Servicing Plan attributable to Investor C Shares shall be charged only to such Investor C Shares;

                  (iii) Expenses under Trust B Shares' Shareholder Services Plan attributable to Trust B Shares shall be charged only to such Trust B Shares;

                  (iv) Retail transfer agency fees attributable to Investor A and Investor C Shares (collectively, the "Investor Shares") shall be charged only to such Investor Shares; and

                  (v) Transfer agency fees attributable to Trust A and Trust B Shares (collectively, the "Trust Shares") shall be charged only to such Trust Shares") shall be charged only to such Trust Shares; and further

                  VOTED, that, subject to receipt of the Amended Order, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Fund: (i) transfer agent fees identified by the transfer agent as being attributable to a specific Class of Shares;
         (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares; (iii) blue sky registration or qualification fees incurred by a Class of Shares; (iv) SEC registration fees incurred by a Class of Shares; (v) the expense of administrative and personnel services (including, without limitation, those a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of a specific Class of Shares; (iv) different levels of Rule 12b-1 and/or non-Rule 12b-1 fees and expenses incurred by a Class of Shares; (vii) litigation or other legal expenses relating solely to one Class of Shares; (viii) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; and (ix) independent accountants' fees relating solely to a particular Class of Shares; and further

                  VOTED, that each Class of a Fund's Shares shall otherwise have the same preferences, conversion, and other rights, voting powers,

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         restrictions, limitations, qualifications and terms and conditions of redemption as each other Class of Shares of such Fund except that:

                  (i) as otherwise expressly required by law, or when the Trustees determine that the matter to be voted upon effects only the interest of the shareholders of a particular Class or particular Fund, only Shares of that Class or Fund will be allowed to vote on that matter; and

                  (ii) only holders of a class of Investor Shares will be entitled to vote on a matter submitted to shareholder vote with respect to their respective Rule 12b-1 Plans applicable to each such class of Investor Shares; and further

                  VOTED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to execute and deliver the appropriate notice or amendment in substantially the form presented at the meeting to Stephens Inc., The Boston Company Advisors, Inc., NationsBank of Texas, N.A. and The Shareholder Services Group, Inc., with respect to the Trust's administration and distribution, co-administration, and transfer agency agreements, respectively, to effect the implementation of the amendment to the Multi-Class Distribution Structure, and that the appropriate officers of the Trust be, and each hereby is, authorized to execute such Notices and Amendments, in consultation with the Trust's counsel, the execution and delivery of such documents to be conclusive of the Board of Trustees approval; and further

                  VOTED, that the appropriate officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when the officers taking such action, in consultation with the Trust's counsel, deems necessary or appropriate to effect establishment of the New Funds including, but not limited to, executing, sealing, delivering and filing a Certificate and/or Amendment to the Declaration of Trust, and any and all other documents, instruments, papers and writings.

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                  The foregoing resolutions remain in full force and effect as of the date hereof.

         Dated:  September 21, 1993
                                                     /s/ Richard H. Blank, Jr.
                                                     ---------------------------
                                                     Richard H. Blank, Jr.
                                                     Secretary
         Subscribed and sworn to before me
         this 21st day of September, 1993

         /s/ Karen L. Ward
         -----------------------
         Name:        Notary Public
         Commission Expires: 3-23-95



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